Exhibit 99.1

For Information: Scott Lamb Telephone: (713) 332-4751	September 30, 2004

KAISER ALUMINUM GETS COURT APPROVAL OF WAIVER

     HOUSTON, Texas, September 30, 2004 — Kaiser Aluminum said today it has obtained approval from the U.S. Bankruptcy Court for the District of Delaware for an extension of an existing limited consent and waiver — from September 30, 2004 through October 31, 2004 — in respect of a financial covenant associated with its Post-Petition Credit Agreement. The limited consent and waiver also provides lender approval of the pending sale of Kaiser’s interests in and related to the Valco aluminum smelter in Ghana. In addition, the lenders have approved the extension pending completion of a broader amendment to the Credit Agreement.

     Kaiser’s Form 10-Q for the second quarter of 2004 includes additional details on such matters.

     Kaiser Aluminum (OTCBB: KLUCQ) is a leading producer of fabricated aluminum products, alumina, and primary aluminum.

F-993

     Company press releases may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary materially from those expressed or implied in the forward-looking statements as a result of various factors.